Exhibit 99.4

FIRST CHOICE BANCORP ATTN: FINANCE 17785 CENTER COURT DRIVE N., SUITE 750 CERRITOS, CA 90703 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FCBP2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D55871-Z80520 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST CHOICE BANCORP The Board of Directors recommends you vote FOR the following proposals: 1. Approval of the Merger Agreement. A proposal to approve the Agreement and Plan of Merger, dated as of April 26, 2021, by and among Enterprise Financial Services Corp, Enterprise Bank & Trust, First Choice Bancorp and First Choice Bank, a copy of which was included with the joint proxy statement/ prospectus as Appendix A, pursuant to which First Choice Bancorp will merge with and into Enterprise, with Enterprise Financial Services Corp surviving the merger. We refer to this proposal as the merger proposal. 2. Grant of Discretionary Authority to Adjourn the First Choice Special Meeting. A proposal to adjourn or postpone the First Choice special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal. We refer to this proposal as the adjournment proposal. For Against Abstain ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. D55872-Z80520 FIRST CHOICE BANCORP Special Meeting of Shareholders July 19, 2021 2:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Robert M. Franko and Khoi D. Dang, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of FIRST CHOICE BANCORP that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 2:00 PM, PDT on July 19, 2021, virtually at: www.virtualshareholdermeeting.com/FCBP2021SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If no direction is made, this proxy will be voted "FOR" the merger proposal and "FOR" the adjournment proposal. Continued and to be signed on reverse side